Exhibit 99.1

FOR IMMEDIATE RELEASE

Media: Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors: Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS SECOND-QUARTER RESULTS

•	Revenue increases 7 percent to $27.1 billion

•	Operating earnings increase of 31 percent to $449 million, or 21 percent to $475 million on a non-GAAP basis[1]

•	Diluted earnings per share from continuing operations increase 25 percent to $0.76, or 11 percent to $0.81 on a non-GAAP basis

•	Full-year EPS outlook for non-GAAP diluted earnings per share from continuing operations raised to $3.10 to $3.20 from previous range of $3.04 to $3.19

DUBLIN, Ohio, Feb. 2, 2012 — Cardinal Health today reported a 7 percent increase in fiscal 2012 second-quarter revenue to $27.1 billion and a 21 percent increase in non-GAAP operating earnings to $475 million. The company also reported an 11 percent increase in non-GAAP diluted earnings per share (EPS) from continuing operations to $0.81. On a GAAP basis, diluted EPS from continuing operations increased 25 percent to $0.76.

“We’re pleased at the strong results of our second quarter and the first half of our fiscal 2012” said George Barrett, chairman and chief executive officer of Cardinal Health. “Both the Pharmaceutical and Medical segments delivered strong revenue growth in the second quarter, and key areas of strategic focus performed very well. Robust 30 percent profit growth in the Pharmaceutical segment versus the prior year more than offset the anticipated impact of residual commodity cost pressures on Medical segment profit.

“Based on our performance in the first half of fiscal 2012 and our perspective on trends for the second half of the year, we are revising our fiscal 2012 guidance for non-GAAP diluted EPS from continuing operations to a range of $3.10 to $3.20.”

The company’s previous range for full-year guidance was $3.04 to $3.19.

Q2 FY12 SUMMARY

	Q2 FY12	Q2 FY11	Y/Y
Revenue	$27.1 billion	$25.4 billion	7%

Operating Earnings	$449 million	$344 million	31%
Non-GAAP Operating Earnings	$475 million	$393 million	21%

Earnings from Continuing Operations	$264 million	$215 million	23%
Non-GAAP Earnings from Continuing Operations	$281 million	$256 million	10%

Diluted EPS from Continuing Operations	$0.76	$0.61	25%
Non-GAAP Diluted EPS from Continuing Operations	$0.81	$0.73	11%

Non-GAAP diluted EPS from continuing operations in the prior-year quarter benefited from a lower-than-usual tax rate.

SEGMENT RESULTS

Pharmaceutical segment

Revenue for the Pharmaceutical segment increased 6 percent to $24.7 billion, driven by acquisitions and increased volume from existing and new customers. Segment profit increased 30 percent to $394 million, driven by strong results from generic programs, including the impact of new item launches, as well as performance under manufacturer agreements and significant contributions from acquisitions completed in fiscal 2011.

	Q2 FY12	Q2 FY11	Y/Y
Revenue	$24.7 billion	$23.2 billion	6%
Segment Profit	$394 million	$304 million	30%

Medical segment

Revenue for the Medical segment increased 9 percent to $2.4 billion, driven by solid volume growth from existing and net new customers and strong preferred products volume. As expected, segment profit declined 18 percent to $85 million, as commodity price pressure and increased investments in information systems were partially offset by the favorable profit impact from growth in the company’s preferred products program.

	Q2 FY12	Q2 FY11	Y/Y
Revenue	$2.4 billion	$2.2 billion	9%
Segment Profit	$85 million	$103 million	(18)%

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS

•	Ranked #1 on Gartner Inc. third annual Healthcare Supply Chain Top 25 listing, which focuses on the health care value chain’s pursuit of high-quality patient care at optimal economic cost.

•

Launch of BarCode360™, a barcode administration solution that supports hospitals’ medication safety initiatives by making it easier, more timely and cost efficient to order medications and ensure more unit-dose medications can be scanned at the patient bedside.

•	Launch of first clinical pathways program for rheumatoid arthritis with CareFirst BlueCross BlueShield.

•

Cash bid to acquire Futuremed Healthcare Products Corp. in Canada, a distributor of medical disposables and specialized equipment to the long-term care channel, continued, with expectation to close during Q3 fiscal 2012 subject to regulatory clearance and other customary conditions.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss second-quarter results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors. The call can also be accessed by dialing 617-597-5341 passcode 45509922. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until March 2 by dialing 617-801-6888, passcode 43183077.

UPCOMING EVENTS

•	UBS 22nd Annual Global Healthcare Services Conference on Feb. 8 at 11 a.m. Eastern in New York

•	Leerink Swann 2012 Global Healthcare Conference on Feb. 16 at 9 a.m. Eastern in New York

•	Citigroup 2012 Global Healthcare Conference on Feb. 27 at 10:30 a.m. Eastern in New York

•	Cowen & Co. 32nd Annual Healthcare Conference on March 5 at 1:30 p.m. Eastern in Boston

•	Raymond James 33rd Institutional Investors Conference on March 6 at 8:05 a.m. Eastern in Orlando, Florida

•	Barclays Capital Global Healthcare Conference on March 14 at 9 a.m. Eastern in Miami

At these events, Cardinal Health executives will discuss the company’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

[1]

See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include possible business interruptions, delays and other uncertainties relating to the Medical segment business transformation; uncertainties due to government health care reform including federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of Feb. 2, 2012. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Second Quarter
(in millions, except per Common Share amounts)	2012	2011	% Change
Revenue	$27,078.0	$25,371.8	7%
Cost of products sold	25,964.1	24,377.6	7%

Gross margin	1,113.9	994.2	12%

Operating expenses:
Distribution, selling, general and administrative expenses	639.8	606.7	5%
Restructuring and employee severance	1.7	2.6	N.M.
Acquisition-related costs	21.9	33.2	N.M.
Impairments and loss on sale of assets	1.1	1.7	N.M.
Litigation (recoveries)/charges, net	0.1	6.1	N.M.

Operating earnings	449.3	343.9	31%

Other (income)/expenses, net	0.8	(5.8)	N.M.
Interest expense, net	22.9	21.9	4%

Earnings before income taxes and discontinued operations	425.6	327.8	30%

Provision for income taxes	161.2	112.8	43%

Earnings from continuing operations	264.4	215.0	23%

Earnings/(loss) from discontinued operations, net of tax	(2.4)	0.4	N.M.

Net earnings	$262.0	$215.4	22%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.77	$0.62	24%
Discontinued operations	(0.01)	—	N.M.

Net basic earnings per Common Share	$0.76	$0.62	23%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.76	$0.61	25%
Discontinued operations	(0.01)	—	N.M.

Net diluted earnings per Common Share	$0.75	$0.61	23%

Weighted average number of Common Shares outstanding:
Basic	345.0	347.6
Diluted	348.8	350.7

Schedule 2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2012	2011	% Change
Revenue	$53,870.0	$49,809.3	8%
Cost of products sold	51,671.7	47,852.9	8%

Gross margin	2,198.3	1,956.4	12%

Operating expenses:
Distribution, selling, general and administrative expenses	1,282.8	1,188.3	8%
Restructuring and employee severance	5.1	4.4	N.M.
Acquisition-related costs	49.4	44.8	N.M.
Impairments and loss on sale of assets	2.4	3.6	N.M.
Litigation (recoveries)/charges, net	(3.0)	7.5	N.M.

Operating earnings	861.6	707.8	22%

Other (income)/expenses, net	4.7	(13.2)	N.M.
Interest expense, net	46.3	43.9	6%
Gain on sale of investment in CareFusion	—	(74.8)	N.M.

Earnings before income taxes and discontinued operations	810.6	751.9	8%

Provision for income taxes	309.2	242.6	27%

Earnings from continuing operations	501.4	509.3	(2)%

Earnings/(loss) from discontinued operations, net of tax	(2.6)	0.9	N.M.

Net earnings	$498.8	$510.2	(2)%

Basic earnings/(loss) per Common Share:
Continuing operations	$1.45	$1.46	(1)%
Discontinued operations	(0.01)	—	N.M.

Net basic earnings per Common Share	$1.44	$1.46	(1)%

Diluted earnings/(loss) per Common Share:
Continuing operations	$1.44	$1.45	(1)%
Discontinued operations	(0.01)	—	N.M.

Net diluted earnings per Common Share	$1.43	$1.45	(1)%

Weighted average number of Common Shares outstanding:
Basic	344.9	348.2
Diluted	349.1	351.3

Schedule 3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
(in millions)	2011	2011
	(UNAUDITED)
Assets
Cash and equivalents	$1,797.7	$1,929.3
Trade receivables, net	5,995.4	6,155.7
Inventories	8,888.9	7,334.2
Prepaid expenses and other	1,097.1	896.7

Total current assets	17,779.1	16,315.9

Property and equipment, net	1,514.1	1,512.2
Goodwill and other intangibles, net	4,244.3	4,259.0
Other assets	725.7	758.8

Total assets	$24,263.2	$22,845.9

Liabilities and Shareholders’ Equity
Accounts payable	$12,456.7	$11,331.5
Current portion of long-term obligations and other short-term borrowings	341.8	326.7
Other accrued liabilities	1,825.2	1,711.3

Total current liabilities	14,623.7	13,369.5

Long-term obligations, less current portion	2,211.4	2,175.3
Deferred income taxes and other liabilities	1,500.4	1,452.5
Total shareholders’ equity	5,927.7	5,848.6

Total liabilities and shareholders’ equity	$24,263.2	$22,845.9

Schedule 4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Second Quarter		Year-to-Date
(in millions)	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$262.0	$215.4	$498.8	$510.2
(Earnings)/loss from discontinued operations	2.4	(0.4)	2.6	(0.9)

Earnings from continuing operations	264.4	215.0	501.4	509.3

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	77.6	73.1	155.8	141.7
Gain on sale of investment in CareFusion	—	—	—	(74.8)
Impairments and loss on sale of assets	1.1	1.7	2.4	3.6
Share-based compensation	21.7	21.0	41.5	42.4
Provision for bad debts	0.8	5.0	1.7	7.8
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	236.4	163.8	167.1	(108.5)
Increase in inventories	(1,391.7)	(868.5)	(1,552.6)	(1,600.3)
Increase in accounts payable	707.8	729.8	1,117.6	1,762.8
Other accrued liabilities and operating items, net	(32.5)	(197.8)	(45.2)	(322.9)

Net cash provided by/(used in) operating activities-continuing operations	(114.4)	143.1	389.7	361.1
Net cash provided by/(used in) operating activities-discontinued operations	—	0.5	—	(0.3)

Net cash provided by/(used in) operating activities	(114.4)	143.6	389.7	360.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net of cash acquired	—	(1,735.1)	(7.3)	(2,295.0)
Purchase of held-to-maturity securities and other investments	(10.5)	(141.0)	(10.5)	(141.0)
Additions to property and equipment	(57.1)	(61.3)	(101.3)	(123.3)
Proceeds from sale of CareFusion	—	—	—	705.9
Proceeds from maturities of held-to-maturity securities	25.0	—	35.0	—

Net cash used in investing activities-continuing operations	(42.6)	(1,937.4)	(84.1)	(1,853.4)
Net cash used in investing activities-discontinued operations	—	—	—	—

Net cash used in investing activities	(42.6)	(1,937.4)	(84.1)	(1,853.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in short-term borrowings	9.2	—	4.1	—
Reduction of long-term obligations	(0.6)	(9.0)	(1.0)	(9.4)
Proceeds from long-term obligations, net of issuance costs	—	494.5	—	494.5
Proceeds from issuance of Common Shares	14.4	16.7	11.0	10.9
Tax proceeds/(disbursements) from exercises of stock options	(4.5)	(4.9)	0.3	(2.9)
Dividends on Common Shares	(74.4)	(67.7)	(151.6)	(138.0)
Purchase of treasury shares	—	—	(300.0)	(269.8)

Net cash provided by/(used in) financing activities-continuing operations	(55.9)	429.6	(437.2)	85.3
Net cash used in financing activities-discontinued operations	—	—	—	—

Net cash provided by/(used in) financing activities	(55.9)	429.6	(437.2)	85.3

Net decrease in cash and equivalents	(212.9)	(1,364.2)	(131.6)	(1,407.3)
Cash and equivalents at beginning of period	2,010.6	2,712.2	1,929.3	2,755.3

Cash and equivalents at end of period	$1,797.7	$1,348.0	$1,797.7	$1,348.0

Schedule 5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

TOTAL COMPANY BUSINESS ANALYSIS

	Second Quarter		Non-GAAP Second Quarter
(in millions)	2012	2011	2012	2011
Revenue
Amount	$27,078	$25,372
Growth Rate	7%	2%

Operating Earnings
Amount	$449	$344	$475	$393
Growth Rate	31%	(6)%	21%	9%

Earnings from Continuing Operations
Amount	$264	$215	$281	$256
Growth Rate	23%	(7)%	10%	23%

	Year-to-Date		Non-GAAP Year-to-Date
(in millions)	2012	2011	2012	2011
Revenue
Amount	$53,870	$49,809
Growth Rate	8%	0%

Operating Earnings
Amount	$862	$708	$917	$775
Growth Rate	22%	17%	18%	13%

Earnings from Continuing Operations
Amount	$501	$509	$537	$487
Growth Rate	(2)%	202%	10%	21%

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Second Quarter			Second Quarter
(in millions)	2012	2011	(in millions)	2012	2011
PHARMACEUTICAL			MEDICAL

Revenue			Revenue
Amount	$24,665	$23,168	Amount	$2,416	$2,209
Growth Rate	6%	2%	Growth Rate	9%	(1)%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$394	$304	Amount	$85	$103
Growth Rate	30%	16%	Growth Rate	(18)%	0%
Mix	82%	75%	Mix	18%	25%
Segment Profit Margin	1.60%	1.31%	Segment Profit Margin	3.50%	4.67%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended December 31, 2011 was $27,078 million, which included total segment revenue of $27,081 million and Corporate revenue of $(3) million. Total consolidated revenue for the three months ended December 31, 2010 was $25,372 million, which included total segment revenue of $25,377 million and Corporate revenue of $(5) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended December 31, 2011 were $449 million, which included total segment profit of $479 million and Corporate costs of $(30) million. Total consolidated operating earnings for the three months ended December 31, 2010 were $344 million, which included total segment profit of $407 million and Corporate costs of $(63) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets), impairments and loss on sale of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date			Year-to-Date
(in millions)	2012	2011	(in millions)	2012	2011
PHARMACEUTICAL			MEDICAL
Revenue			Revenue
Amount	$49,083	$45,441	Amount	$4,796	$4,378
Growth Rate	8%	0%	Growth Rate	10%	(2)%
Mix	91%	91%	Mix	9%	9%

Segment Profit			Segment Profit
Amount	$758	$610	Amount	$164	$187
Growth Rate	24%	29%	Growth Rate	(12)%	(14)%
Mix	82%	77%	Mix	18%	23%
Segment Profit Margin	1.54%	1.34%	Segment Profit Margin	3.41%	4.26%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the six months ended December 31, 2011 was $53,870 million, which included total segment revenue of $53,879 million and Corporate revenue of $(9) million. Total consolidated revenue for the six months ended December 31, 2010 was $49,809 million, which included total segment revenue of $49,819 million and Corporate revenue of $(10) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the six months ended December 31, 2011 were $862 million, which included total segment profit of $922 million and Corporate costs of $(60) million. Total consolidated operating earnings for the six months ended December 31, 2010 were $708 million, which included total segment profit of $797 million and Corporate costs of $(89) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets), impairments and loss on sale of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2012	2011	2012	2011
Restructuring and Employee Severance
Restructuring and employee severance	$(1.7)	$(2.6)	$(5.1)	$(4.4)
Tax benefit	0.6	1.1	1.9	1.7

Restructuring and employee severance, net of tax	$(1.1)	$(1.5)	$(3.2)	$(2.7)

Decrease to diluted EPS from continuing operations	$—	$—	$(0.01)	$(0.01)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(18.7)	$(15.1)	$(37.6)	$(25.5)
Tax benefit	7.1	2.0	13.5	5.8

Amortization of acquisition-related intangible assets, net of tax	$(11.6)	$(13.1)	$(24.1)	$(19.7)

Decrease to diluted EPS from continuing operations	$(0.03)	$(0.04)	$(0.07)	$(0.06)

Other acquisition-related costs	$(3.2)	$(18.0)	$(11.8)	$(19.3)
Tax benefit	0.6	1.8	3.6	2.0

Other acquisition-related costs, net of tax	$(2.6)	$(16.2)	$(8.2)	$(17.3)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.05)	$(0.02)	$(0.05)

Total acquisition-related costs [1]	$(21.9)	$(33.2)	$(49.4)	$(44.8)
Tax benefit [1]	7.7	3.8	17.2	7.8

Total acquisition-related costs, net of tax [1]	$(14.2)	$(29.4)	$(32.2)	$(37.0)

Decrease to diluted EPS from continuing operations [1]	$(0.04)	$(0.08)	$(0.09)	$(0.11)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(1.1)	$(1.7)	$(2.4)	$(3.6)
Tax benefit	0.4	0.6	0.9	1.3

Impairments and loss on sale of assets, net of tax	$(0.7)	$(1.1)	$(1.5)	$(2.3)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$(0.01)

Litigation Recoveries/(Charges), Net
Litigation recoveries/(charges), net	$(0.1)	$(6.1)	$3.0	$(7.5)
Tax benefit/(expense)	—	0.4	(1.2)	1.0

Litigation recoveries/(charges), net, net of tax	$(0.1)	$(5.7)	$1.8	$(6.5)

Increase/(decrease) to diluted EPS from continuing operations	$—	$(0.02)	$0.01	$(0.02)

Other Spin-Off Costs
Other spin-off costs [2]	$(0.8)	$(5.1)	$(1.3)	$(6.7)
Tax benefit	0.3	1.9	0.5	2.5

Other spin-off costs, net of tax	$(0.5)	$(3.2)	$(0.8)	$(4.2)

Decrease to diluted EPS from continuing operations	$—	$(0.01)	$—	$(0.01)

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$—	$—	$—	$74.8
Tax benefit	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$—	$—	$—	$74.8

Increase to diluted EPS from continuing operations	$—	$—	$—	$0.21

Weighted Average Number of Diluted Shares Outstanding	348.8	350.7	349.1	351.3

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

[1]	The sum of the components may not equal the total due to rounding.
[2]	Other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

Schedule 9

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Second Quarter		Year-to-Date
	2012	2011	2012	2011
Days Sales Outstanding	19.6	19.7
Days Inventory on Hand	27.0	27.0
Days Payable Outstanding	37.9	38.3
Net Working Capital Days [1]	8.8	8.4

Debt to Total Capital	30%	33%
Net Debt to Capital	11%	20%

Return on Equity	18.0%	16.2%	17.1%	19.2%
Non-GAAP Return on Equity	19.1%	19.2%	18.3%	18.4%

Effective Tax Rate from Continuing Operations	37.9%	34.4%	38.1%	32.3%
Non-GAAP Effective Tax Rate from Continuing Operations	37.8%	32.0%	37.9%	34.5%

[1]	The sum of the components may not equal the total due to rounding.

Refer to the GAAP/Non-GAAP reconciliation for Non-GAAP calculations. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATIONS

	Second Quarter 2012
(in millions, except per Common Share amounts)	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$449	31%	$426	$161	$264	23%	$0.76	25%
Restructuring and Employee Severance	2		2	1	1		—
Acquisition-Related Costs	22		22	8	14		0.04
Impairments and Loss on Sale of Assets	1		1	—	1		—
Litigation (Recoveries)/Charges, net	—		—	—	—		—
Other Spin-Off Costs	1		1	—	1		—
Non-GAAP	$475	21%	$451	$170	$281	10%	$0.81	11%

	Second Quarter 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$344	(6)%	$328	$113	$215	(7)%	$0.61	(5)%
Restructuring and Employee Severance	3		3	1	2		—
Acquisition-Related Costs	33		33	4	29		0.08
Impairments and Loss on Sale of Assets	2		2	1	1		—
Litigation (Recoveries)/Charges, net	6		6	—	6		0.02
Other Spin-Off Costs	5		5	2	3		0.01
Non-GAAP	$393	9%	$377	$121	$256	23%	$0.73	26%

	Year-to-Date 2012
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$862	22%	$811	$309	$501	(2)%	$1.44	(1)%
Restructuring and Employee Severance	5		5	2	3		0.01
Acquisition-Related Costs	49		49	17	32		0.09
Impairments and Loss on Sale of Assets	2		2	1	2		—
Litigation (Recoveries)/Charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	1		1	1	1		—
Gain on Sale of CareFusion Stock	—		—	—	—		—
Non-GAAP	$917	18%	$866	$329	$537	10%	$1.54	11%

	Year-to-Date 2011
	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes [1]	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate
GAAP	$708	17%	$752	$243	$509	202%	$1.45	209%
Restructuring and Employee Severance	4		4	2	3		0.01
Acquisition-Related Costs	45		45	8	37		0.11
Impairments and Loss on Sale of Assets	4		4	1	2		0.01
Litigation (Recoveries)/Charges, net	8		8	1	7		0.02
Other Spin-Off Costs	7		7	3	4		0.01
Gain on Sale of CareFusion Stock	—		(75)	—	(75)		(0.21)
Non-GAAP	$775	13%	$744	$257	$487	21%	$1.39	24%

The sum of the components may not equal the total due to rounding.

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Schedule 11

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter
(in millions)	2012		2011
GAAP Return on Equity	18.0%		16.2%

Non-GAAP Return on Equity
Net earnings	$262.0		$215.4
Restructuring and employee severance, net of tax, in continuing operations [1]	1.1		1.5
Acquisition-related costs, net of tax, in continuing operations [1]	14.2		29.4
Impairments and loss on sale of assets, net of tax, in continuing operations [1]	0.7		1.1
Litigation (recoveries)/charges, net, net of tax, in continuing operations [1]	0.1		5.7
Other spin-off costs, net of tax, in continuing operations [1]	0.5		3.2

Adjusted net earnings	$278.6		$256.3
Annualized	$1,114.4		$1,025.2

	Second Quarter	First Quarter	Second Quarter	First Quarter
	2012	2012	2011	2011
Total shareholders’ equity	$5,927.7	$5,713.9	$5,421.4	$5,239.0
Divided by average shareholders’ equity	$5,820.8		$5,330.2
Non-GAAP Return on Equity	19.1%		19.2%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Schedule 12

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-to-Date			Year-to-Date
(in millions)	2012			2011
GAAP Return on Equity	17.1%			19.2%

Non-GAAP Return on Equity
Net earnings	$498.8			$510.2
Restructuring and employee severance, net of tax, in continuing operations [1]	3.2			2.7
Acquisition-related costs, net of tax, in continuing operations [1]	32.2			37.0
Impairments and loss on sale of assets, net of tax, in continuing operations [1]	1.5			2.3
Litigation (recoveries)/charges, net, net of tax, in continuing operations [1]	(1.8)			6.5
Other spin-off costs, net of tax, in continuing operations [1]	0.8			4.2
Gain on sale of CareFusion stock, net of tax [1]	—			(74.8)

Adjusted net earnings	$534.7			$488.1
Annualized	$1,069.4			$976.2

	Second Quarter	First Quarter	Fourth Quarter	Second Quarter	First Quarter	Fourth Quarter
	2012	2012	2011	2011	2011	2010
Total shareholders’ equity	$5,927.7	$5,713.9	$5,848.6	$5,421.4	$5,239.0	$5,276.1
Divided by average shareholders’ equity	$5,830.1			$5,312.2
Non-GAAP Return on Equity	18.3%			18.4%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Schedule 13

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2012	2011	2012	2011
GAAP Effective Tax Rate from Continuing Operations	37.9%	34.4%	38.1%	32.3%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$425.6	$327.8	$810.6	$751.9
Restructuring and employee severance	1.7	2.6	5.1	4.4
Acquisition-related costs	21.9	33.2	49.4	44.8
Impairments and loss on sale of assets	1.1	1.7	2.4	3.6
Litigation (recoveries)/charges, net	0.1	6.1	(3.0)	7.5
Other spin-off costs	0.8	5.1	1.3	6.7
Gain on sale of CareFusion stock	—	—	—	(74.8)

Adjusted earnings before income taxes and discontinued operations	$451.2	$376.5	$865.8	$744.1

Provision for income taxes [1]	$161.2	$112.8	$309.2	$242.6
Restructuring and employee severance tax benefit [1]	0.6	1.1	1.9	1.7
Acquisition-related costs tax benefit [1]	7.7	3.8	17.2	7.8
Impairments and loss on sale of assets tax benefit [1]	0.4	0.6	0.9	1.3
Litigation (recoveries)/charges, net tax benefit/(expense) [1]	—	0.4	(1.2)	1.0
Other spin-off costs tax benefit [1]	0.3	1.9	0.5	2.5
Gain on sale of CareFusion stock tax expense [1]	—	—	—	—

Adjusted provision for income taxes	$170.2	$120.6	$328.5	$256.9

Non-GAAP Effective Tax Rate from Continuing Operations	37.8%	32.0%	37.9%	34.5%

	Second Quarter
	2012	2011
Debt to Total Capital	30%	33%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$341.8	$289.9
Long-term obligations, less current portion	2,211.4	2,380.2

Debt	$2,553.2	$2,670.1
Cash and equivalents	(1,797.7)	(1,348.0)

Net debt	$755.5	$1,322.1
Total shareholders’ equity	5,927.7	5,421.4

Capital	$6,683.2	$6,743.5
Net Debt to Capital	11%	20%

[1]	We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets), impairments and loss on sale of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Second Quarter
(in millions)	2012	2011
Days Sales Outstanding	19.6	19.7

Days Inventory on Hand
Inventories	$8,888.9	$8,314.2

Cost of products sold	$25,964.1	$24,377.6
Chargeback billings	3,626.6	3,302.6

Adjusted cost of products sold	$29,590.7	$27,680.2
Adjusted cost of products sold divided by 90 days	$328.8	$307.6

Days Inventory on Hand	27.0	27.0

Days Payable Outstanding
Accounts payable	$12,456.7	$11,778.8

Cost of products sold	$25,964.1	$24,377.6
Chargeback billings	3,626.6	3,302.6

Adjusted cost of products sold	$29,590.7	$27,680.2
Adjusted cost of products sold divided by 90 days	$328.8	$307.6

Days Payable Outstanding	37.9	38.3

Net Working Capital Days [1]	8.8	8.4

[1]	The sum of the components may not equal the total due to rounding.

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days).

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Gain on Sale of CareFusion Stock: realized gains from the sale of our ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs included within distribution, selling, general and administrative expense

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on sale of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity